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                                                                  EXHIBIT 10.4.1


                ELECTRONIC CONTRACTING RIDER TO VENDOR AGREEMENT

         THIS AGREEMENT is made this 28th day of October, 1999, between First International Financial Corp., an Alberta, Canada corporation ("Vendor"), and the American Stock Exchange, Inc., Chicago Board Options Exchange, Incorporated, New York Stock Exchange, Inc., Pacific Exchange Incorporated and Philadelphia Stock Exchange, Inc. (said exchanges are sometimes collectively referred to as the Options Price Reporting Authority ("OPRA"), a registered securities information processor registered pursuant to Section 11A(b) of the Securities Exchange Act of 1934, as amended).

                                    RECITALS

         A. The aforesaid exchanges have been authorized by the Securities and Exchange Commission ("SEC") pursuant to Section 11A(a)(3)(B) of the Securities Exchange Act of 1934, as amended, to act jointly as parties to a Plan for Reporting of Consolidated Options Last Sale Reports and Quotation Information (said plan as amended from time to time in accordance with the provisions thereof is hereinafter referred to as the "Plan"), and the Plan provides that any other national securities exchange or association approved by the SEC for the trading of options may become a party to the Plan (all such parties are hereinafter sometimes referred to collectively as the "Participants" and individually as a "Participant");

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         B. The Plan provides that the consolidated options information reporting system described therein is administered by the Participants through a committee designated as OPRA, and all references in this Agreement to OPRA shall mean the Participants acting pursuant to the Plan;

         C. Vendor and OPRA are parties to a Vendor Agreement (the "Vendor Agreement") and may also be parties to a "Dial-Up Market Data Service Rider to the Vendor Agreement" (the "Dial-Up Rider");

         D. Vendor wishes to provide an Options Information service to customers who qualify as Nonprofessional Subscribers (a "Nonprofessional Service") or to customers via a dial-up or Internet-based service to a personal computer (A "Dial-Up Service"), and to make use of electronic agreements to satisfy its obligations under the Vendor Agreement and the Dial-Up Rider, if applicable, to obtain written agreements from such customers setting forth the terms and conditions under which such services may be provided;

         E. OPRA is willing to allow Vendor to use electronic contracts for the purposes described above, provided that Vendor's other agreements with its customers may be entered into electronically and provided that such use is in accordance with the terms and conditions set forth in this Rider.

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                                   AGREEMENTS

1.  Definitions

         Defined terms used in this Rider have the same meaning as provided for in the Vendor Agreement, unless a different meaning is provided for herein or unless the context otherwise requires.

2.  Use of Electronic Contracts

         Section 5 of the Vendor Agreement requires Vendor to obtain from all Nonprofessional Subscribers a Nonprofessional Application and Agreement for the benefit of OPRA Section 7(a) of Dial-Up Rider requires Vendor to obtain from all of its Dial-Up Service customers ("Dial-Up Customers") an agreement for the benefit of OPRA. Section 7(b) of the Dial-Up Rider permits Vendor to delegate to a Correspondent Subscriber Vendor's obligation to obtain from Dial-Up Customers an agreement for the benefit of OPRA. ("Nonprofessional Subscribers" and "Dial-Up Customers" are sometimes collectively referred to herein as "Customers"; Customers that have entered into electronic contracts in place of traditional, hard-copy agreements are referred to herein as "Electronic Customers.") This Rider enables Vendor (or a Correspondent Subscriber acting on Vendor's behalf) to satisfy its obligation to obtain each of these agreements (and any amendments and modifications thereto) by means of an electronic contract created through communications over computer networks (an "Electronic Contract") provided that, (a) Vendor's use of the Electronic Contract is in accordance with all of the terms and conditions of this Rider Agreement, and
(b) Vendor may enter into Electronic Contracts with its customers in respect of OPRA services only


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if Vendor's (or a Correspondent Subscriber acting on Vendor's behalf) other agreements with such customers may be entered into electronically.

3.  Conditions for Use of Electronic Contract

         Vendor may satisfy its obligation to enter into agreements with its Customers under the Vendor Agreement and the Dial-Up Rider by means of Electronic Contracts, but only if each of the following conditions is satisfied:

         a. Prior to the execution of this Rider Agreement by OPRA, OPRA shall have received from Vendor, and shall have approved, an "Attachment A", which shall describe the procedures and system that Vendor proposes to use in connection with the administration of Electronic Contracts under this Rider. This description shall include at least the following information:

                  i. how Vendor's customers electronically register for Vendor's own services;

                  ii. how Vendor shall capture, record and document each Electronic Customer's assent to an Electronic Contract; and

                  iii. the attribution procedure that Vendor plans to adopt in connection with its administration of Electronic Contracts, including the procedure used to verify the identity of Customer and to confirm the terms of the Electronic Contract asserted to by that Customer.

         b. For each Nonprofessional Subscriber, Vendor must use the form of Electronic Contract for Nonprofessional Subscribers attached hereto as Exhibit A, as such form may be amended by OPRA from time to time;

         c. For each Dial-Up Customer, Vendor must use either the form of Electronic Contract for Dial-Up Customers attached hereto as Exhibit B, as such form may be amended by OPRA from


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time to time, or a form of Electronic Contract that satisfies the requirements of the Dial-Up Rider and has been approved in writing by OPRA prior to its use by Vendor;

         d. Vendor must present the complete text of the Electronic Contract (or any amendment or modification thereto) to the Electronic Customer on the computer screen before the Electronic Customer is requested to manifest its assent to its terms and conditions;

         e. Vendor must require each Electronic Customer to manifest its assent to each Electronic Contract (or any amendments or modifications thereto) by "clicking" at the appropriate spaces on the computer screen;

         f. Vendor's provision of the Service after receipt of an Electronic Customer's assent to an Electronic Contract (or an amendment or modification thereto) in accordance with Section 3(e) above shall constitute Vendor's acceptance of the Electronic Contract (or the amendment or modification thereto);

         g. Vendor must adopt a commercially reasonable attribution procedure for all Electronic Contracts and all amendments and modifications thereto, which procedure must be agreed to by Customer;

         h. Vendor shall maintain detailed records of all Electronic Contracts, including without limitation:

                  i. hard-copies of each form of Electronic Contract (and any amendments and modifications thereto) entered into between Vendor and any of its Electronic Customers;

                  ii. records that identify each Electronic Customer that is a party to an Electronic Contract, the terms and conditions of the Electronic Contract (and any amendments or modifications thereto) agreed to by such Electronic Customer, and information concerning the


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Electronic Customer's assent to such Electronic Contract (and any amendments or modifications thereto) including, for each such Electronic Customer, records that:

                           (1) identify the exact form of Electronic Contract
(and any amendments or modifications thereto) that the Electronic Customer assented to;

                           (2) set forth all of the information requested of
and entered by the Electronic Customer in the Electronic Contract (and any amendments or modifications thereto);

                           (3) describe the manner in which the Electronic
Customer manifested assent to the Electronic Contract (and any amendments or modifications thereto);

                           (4) provide the date and time of each assent by such
Electronic Customer;

                           (5) identify the effective dates of the Electronic
Contract (and any amendment or modification thereto);

         i. All of the records required to be stored by Vendor in accordance with Section 3(h) above shall be stored by Vendor in manner that is reasonably secure in accordance with standard industry practice;

         j. Vendor shall make all information recorded in accordance with
Section 3(h) above available for inspection by OPRA or its representatives during normal business hours. With respect to each Electronic Customer, Vendor shall retain all such records for a period of at least three (3) years from the date Vendor discontinues the Service for such Customer;

         k. The text of the Electronic Contract (and any modifications or amendments thereto) entered into by a particular Electronic Customer must be available for review at the request of the Customer every time the Customer accesses the Service;


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         l. Every time an Electronic Customer accesses the Service, the following notice (or similar notice in a form approved in writing by OPRA) must prominently appear on the first screen viewed by such Customer:

                  "YOUR RECEIPT AND USE OF THIS SERVICE IS SUBJECT TO THE TERMS AND CONDITIONS OF YOUR ELECTRONIC AGREEMENT WITH [VENDOR]. TO VIEW THE TERMS AND CONDITIONS OF THIS AGREEMENT, PLEASE CLICK HERE."

4. INDEMNIFICATION

         Vendor agrees to indemnify, hold harmless and defend OPRA, each Participant, OPRA's Processor and each affiliate of the foregoing from and against any and all claims, suits, proceedings at law or in equity, and any and all liability, loss, damages, costs or expenses, including reasonable attorneys' fees, arising out of or in connection with any allegation that an Electronic Contract is unenforceable or invalid, if any of the reasons for the alleged unenforceability or invalidity of the contract is based upon or related to the fact that the contract was entered into or administered electronically, provided, however, that Vendor shall be notified promptly in writing of any such claims and Vendor shall have sole control of the defense of any such claim, suit or proceeding and all negotiations for settlement or compromise thereof, but only insofar as such settlement or compromise does not impose any liability on OPRA, any Participant, any Affiliate thereof, or OPRA's Processor.

5.  Modification or Termination of Rider Agreement and Electronic Contracts

         In the event of any changes in applicable law or industry practice relating to electronic commerce or if OPRA determines, in its sole discretion, that the Electronic Contracts are likely to be unenforceable or invalid for any reason. OPRA may modify the terms of, or terminate, this Rider upon written notice to Vendor. Within thirty (30) days of its receipt of any notice of


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modification, Vendor shall notify OPRA in writing whether Vendor consents to the modifications. If Vendor does not consent to the modifications within thirty (30) days of its receipt of the notice, the Rider Agreement shall immediately terminate. As of the date of any termination, Vendor shall no longer allow any Electronic Customer to enter into Electronic Contracts. For each Electronic Customer that has entered into an Electronic Contract prior to any termination of this Rider Agreement, Vendor must discontinue providing any Nonprofessional or Dial-Up Service to such Customer not later than sixty (60) days after termination, unless such Customer has by that date entered into a hard-copy agreement in accordance with the terms of the Vendor Agreement or Dial-Up Rider, as applicable.


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6.  Assignment of Agreement

         Vendor shall not assign this Agreement in whole or in part without the prior written consent of OPRA, except to a successor corporation upon merger or consolidation of Vendor, or to a corporation acquiring all or substantially all of the property, assets and business of Vendor. Subject to the foregoing restriction, this Agreement shall bind and inure to the benefit of the assignees and successors of the parties hereto.

7.  Notices

         All notices, bills, consents or requests required or authorized to be given hereunder shall be deemed sufficiently given if in writing and sent by registered mail to OPRA at:

                  Options Price Reporting Authority
                  400 South LaSalle Street
                  Chicago, Illinois 60605

and in the case of Vendor to its address on file with OPRA.

8.  Integration, Modification

         This Agreement, together with the Vendor Agreement to which this Agreement is a Rider and any other riders to said Vendor Agreement, constitutes the entire agreement between the parties relating to the furnishing of Last Sale Reports or Quotation Information to Vendor and the use thereof as permitted hereunder. No modification of this Agreement shall be valid unless set forth in writing and executed by the parties hereto.


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9.  Governing Law

         This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois. The respective rights and obligations of the parties to this Agreement shall be subject to any applicable provisions of the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

10.  Headings

         Section headings used in this Agreement are for convenience in reference only and shall not affect the meaning or construction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or duly authorized agents on the day and year first above written.

First International Financial Corp.
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[Name of Vendor]

By: Maria Quimsing
    -------------------------------
    [Title]

OPTIONS PRICE REPORTING AUTHORITY

AMERICAN STOCK EXCHANGE, INC.

CHICAGO BOARD OPTIONS EXCHANGE INCORPORATED

NEW YORK STOCK EXCHANGE

PACIFIC STOCK EXCHANGE, INC.

PHILADELPHIA STOCK EXCHANGE, INC.

By: /s/ JAMES ROCH
    -----------------------------------
        James Roch
        Executive Director


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